Exhibit 10.32

Well Name: Worsham

ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF HOPKINS	§

James R. Williams, Jr. An individual whose address is

P.O. Box 804, White Oak, Texas 75693 (hereafter collectively referred to as “Assignor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) cash in hand paid and other good and valuable considerations and mutual benefits, the receipt and full sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, assign, transfer, convey without any warranty of title whatsoever of any nature or description, even for return of the purchase price paid, unto:

Energytec, Inc. (A Nevada Corp.)

14785 Preston Road, Suite 550

Dallas, Texas 75254

(hereafter referred to as “Assignee”), all of Assignor’s right, title, and interest in the following described properties, interests and assets to-wit:

(1) All of the oil, gas, and mineral leases, mineral deeds, permits, licenses, leasehold estates, surface fee, overriding royalty interests, royalty interests, mineral interests, and right-of-ways in, to and under those certain leases, as described more fully on the attached Exhibit A, hereafter referred to individually and collectively as the “Leases”.

(2) All personal property of every kind and character located on the Leases or used in the operation thereof and owned by the Assignor for such purposes, including, without limitation, wells (whether productive or non-productive, active or inactive), well equipment, casing, tanks, machinery and any other personal property situated thereon, herein individually and collectively called the “Wells and Equipment”;

(3) All rights, privileges, benefits, permissions and authorizations (including, without limitation, permits, licenses, servitude, easements, and rights of way) with respect to the use and occupation of the surface of the Leases, and the subsurface depths under the land and premises covered by and benefitting such Leases, herein individually and called “Rights of Way”;

(4) All production from the Leases, subject to the reservations in (1) above, including, but not limited to all oil, condensate, natural gas liquid produced after the Effective Date, herein individually and collectively called the “Production”. Assignor specifically reserves all stock tank oil held in the tanks at 7:00 A.M., local time, on the Effective Date, including “line fill” and inventory below the pipeline connection in the tanks, attributes called the “Contracts”.

(5) All contract rights, including, but not limited to, all contracts and agreements, the rights to convert any interests to working interests, and all pertinent reassignment and/or reversionary rights, herein individually and collectively called the “Contracts”.

The Leases, the Wells and Equipment, the Rights of Way, the Production, the Contracts, referred to in (1) to (5) are hereinafter referred to individually and collectively as the “Property”.

TO HAVE AND TO HOLD the Property unto Assignee, its successors and assigns, forever, pursuant to and subject to all of the terms and conditions set forth in this Assignment.

Well Name: Worsham

For all purposes, this Assignment shall be effective July 15, 2003, 7:00 A.M., local time (“Effective Date”). This Assignment is made and accepted by Assignee subject to the following additional stipulations, conditions, covenants and agreements:

1.	DISCLAIMER/ASSUMPTION OF RISK

(a) It is expressly understood by the parties hereto that Assignor makes no representations or warranties, express or implied, as to title or the condition and state of repair of the Property, its value, quality, merchantability, suitability or fitness for any uses or purposes, nor as to the current volume, nature, quality, classification, or value of the oil, gas or other mineral reserves under the Property. Assignor and Assignee acknowledge that certain spills of oil and chemicals from oil and gas exploration, development, or production have or may have occurred upon the Property, which could have resulted in the contamination of the soil, water, ground water, or improvements on the Property. Assignee hereby acknowledges such obligations and assumes all liabilities associated therewith.

(b) Further, Assignee is familiar with the condition and value of the Property (including, but not limited to, any oil, gas or other mineral reserves underlying said Property) and the improvements located on the Property, inclusive of any hydrocarbons, other soil contaminants or waste substances, whether similar or dissimilar, that may be present in the soil, water, and groundwater. Assignee acknowledges that the Property has been or may have been used in connection with oil, gas and other mineral exploration, development and operations, as well as with respect to processing and refining operations, and, as such, equipment, appurtenances, processing and other facilities, plants, buildings, structures, improvements, abandoned and other tanks and piping (including above ground and underground tanks and piping), storage facilities, gathering and distribution lines, wells and other petroleum production facilities. Assignee has engaged such contractors or consultants as Assignee deems prudent for tests and surveys of the soil, water, groundwater, Wells and Equipment, and improvements on the Property, and Assignee assumes any and all obligations, risks and liabilities associated therewith.

(c) Assignee further accepts said Property (including, but not limited to, any oil, gas or other minerals and/or mineral reserves underlying said Property) AS IS, WHERE IS, IN ITS PRESENT CONDITION AND STATE OF REPAIR, AND WITHOUT ANY REPRESENTATIONS, GUARANTIES, OR WARRANTIES, EXPRESS OR IMPLIED, AS TO ITS TITLE, VALUE, QUALITY, MERCHANTABILITY, OR ITS SUITABILITY OR FITNESS FOR ASSIGNEE’S INTENDED USE, OR FOR ANY USES OR PURPOSES WHATSOEVER, OR THAT SAID PROPERTY HAS BEEN RENDERED FREE FROM ANY DEFECTS, HAZARDS, OR DANGEROUS CONDITIONS. Without limiting the generality of the foregoing but in furtherance of same, Assignee accepts the Property with any and all liability arising in connection with any environmental matters, including, without limitation, any presence of Naturally Occurring Radioactive Material (NORM) on the Property. In addition, there are no warranties or representations, express or implied, as to the accuracy or completeness of any data, information or materials heretofore or hereafter furnished in connection with the Property or as to the quality or quantity of the hydrocarbon and any other mineral reserves, if any, attributable to the interest conveyed herein or the ability of the Property to produce hydrocarbons or any other minerals, and any and all data, information and material furnished by Assignor is provided as a convenience only and any reliance on or use of the same is at Assignee’s sole risk. Furthermore, pursuant to Section 17.42 of the Texas Deceptive Trade Practices-Consumer Protection Act, Assignee hereby waives all and each part of said act and subchapter E of Chapter 17 of Title 2 of the Texas Business and Commerce Code, which contains the provisions of said act, with the exception only of Section 17.555 concerning contribution or indemnity.

(d) NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT ASSIGNEE ACCEPTS THE PROPERTY “AS IS” AND “WHERE IS” AND WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT ASSIGNOR MAKES NO WARRANTY, WHETHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION OR VALUE OF THE PROPERTY, THE INCOME OR EXPENSES FROM OR OF THE PROPERTY, OR THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE BUILDING OR FIRE CODES OR OTHER LAWS OR REGULATIONS. WITHOUT LIMITING THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT ASSIGNOR MAKES NO WARRANTY OF HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ASSIGNEE AGREES THAT ASSIGNOR IS NOT LIABLE OR BOUND BY ANY GUARANTEES, PROMISES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY MADE OR FURNISHED BY ANY REAL ESTATE AGENT, BROKER, EMPLOYEE, SERVANT OR OTHER

Well Name: Worsham

PERSON REPRESENTING OR PURPORTING TO REPRESENT ASSIGNOR, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH HEREIN. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT THE COMPENSATION TO BE PAID TO ASSIGNOR FOR THE LEASE HAS BEEN DECREASED TO TAKE INTO ACCOUNT THAT THE PROPERTY IS BEING ASSIGNED SUBJECT TO THE FOREGOING DISCLAIMERS, AND THE ASSIGNEE SHALL ASSUME RESPONSIBILITY FOR ALL COSTS AND EXPENSES REQUIRED TO CAUSE THE PROPERTY TO COMPLY WITH ALL APPLICABLE STATE, FEDERAL AND LOCAL CODES, RULES AND REGULATIONS, MUNICIPAL ORDINANCES AND OTHER LAWS, RULES AND REGULATIONS.

(e) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THIS AGREEMENT MAY BE AMENDED BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

2.	GENERAL COVENANTS

(a) This Assignment shall be subject to, and shall include all of the rights and obligations of Assignor in, to, and under all existing contracts and agreements of every kind and character affecting or relating to said property and the operation thereof, Wells and Equipment as defined herein and the production from said Property, both recorded and unrecorded. As of the Effective Date hereof, Assignee assumes all rights and obligations of Assignor under, with respect to, and resulting from all instruments, contracts, agreements and understandings affecting the interests of Assignor hereby conveyed.

(b) As soon as practical after the execution of this Assignment, Assignor shall provide Assignee with Assignor’s files pertaining to the Property. It is further acknowledged by the parties hereto that Assignor does not make any warranty whatsoever as to the reliability, correctness or accuracy of any such materials, data, or information furnished. Assignor, at any time hereunder, shall have the right to review any such files and material furnished to Assignee.

(c) All operations of Assignee in connection with the purchase of the above referenced Leases and equipment shall be conducted in compliance with any and all laws, regulations and orders of any state or federal governmental authorities having jurisdiction over said operations, including, but not limited to, the rules and regulations of the Railroad Commission of Texas. Without limiting the scope of this compliance, Assignee specifically agrees to file with the Railroad Commission of Texas its Form P-4, “Change of Operator” Form naming Assignee, or its designee, as Operator of said Leases as a part of the consideration for this Assignment. Assignee shall indemnify, save, protect and hold Assignor harmless from and against any and all liability or penalty of any kind that may be assessed against Assignor on account of Assignees’ failure, or alleged failure to comply with all laws, regulations or orders applicable to Assignees’ operations from and after the Effective Date of this Assignment.

Assignee further agrees not to remove any equipment from the property until the Railroad Commission of Texas recognizes Assignee as Operator of record and all regulatory bonds are in place.

3.	LAWS AND REGULATIONS

All the terms and provisions of the Assignment are hereby expressly made subject to all federal, state, and local laws and to all orders, rules, regulations and standards issued thereunder by all duly constituted political subdivisions and agencies having jurisdiction, and Assignee hereby warrants and covenants that it will comply with same. Further, Assignee specifically warrants and covenants that it will comply with any and all orders, rules, regulations and standards of all federal, state and local political subdivisions and agencies applicable to: (1) all exploration, drilling, production, plugging and abandonment procedures and operations; and (2) the control, regulation and prevention of pollution, including, but not limited to, salt water discharge and contamination.

4.	PLUGGING AND ABANDONMENT OF WELLS

Assignee expressly agrees to and shall assume all obligations and responsibilities with respect to the plugging, replugging and abandonment obligations of Assignor relative to any unplugged wells all in full compliance with any and all applicable federal, state and local laws, orders, rules, regulations and standards. Assignee further expressly agrees to and shall assume the surface restoration obligations relative to the Property. Assignee agrees to and shall fully protect, indemnify and hold Assignor

Well Name: Worsham

harmless from and against any expense, claim or cause of action brought against Assignor or Assignee by any third party arising from Assignee’s failure to comply with the plugging, replugging, abandonment, or surface restoration obligations set forth herein and under the Property.

5.	INDEMNITY

(a) Assignee further agrees, as part of the consideration for the Assignment of the Property, to fully defend, protect, indemnify, hold harmless, and render whole Assignor, from and against each and every claim, demand or cause of action, and any liability, cost, expenses (including, but not limited to, reasonable attorneys’ fees), or claims with respect to damage or loss in connection therewith, which may be made or asserted by Assignee, its agents, or successors, or by any third party or parties (including, but not limited to, governmental agencies) on account of personal injury or death, lease maintenance matters (including, but not limited to, the payment of royalties), matters or causes of action arising out of any options to purchase or preferential rights of purchase, or property or environmental damage, or any claims based on any misrepresentations as to the quantity, quality, or value of the Property, caused by, arising out of, or incidental to the past, present or future condition or state of repair of said Property, or the ownership and use thereof, or this Assignment, howsoever occurring, including, without limitation, whether such injuries, damages, losses, and liabilities, with or without fault, were caused by Assignee’s sole negligence or contributory negligence, Assignor’s contributory negligence, or imposed on said parties or others under any theory of strict liability by operation of law, or any other theory of law prior to, at the time of, or subsequent to the Effective Date of this Assignment.

(b) Without limiting the generality of the foregoing, but in furtherance of same, Assignee expressly agrees to fully and promptly pay, perform and discharge, defend, indemnify and hold harmless Assignor, from and against each and every claim, demand or cause of action, suit, loss, cost, damage, fine, penalty or expense (including, but not limited to, reasonable attorneys’ fees) resulting from any Environmental Claim arising out of any operations conducted, commitment made or any action taken or omitted by Assignor at any time with respect to the Property (including, but not limited to, business operations, transactions or conduct of the business directly or indirectly related thereto). For purposes of this Paragraph 5 (b), “Environmental Claim” shall mean any claim, demand, or cause of action asserted by any governmental agency or any person, corporation or other entity for personal injury (including sickness, disease or death), property damage or damage to the environment resulting from the discharge or release of any chemical, material or emission into one or more of the environmental media at or in the vicinity of the Property.

6.	MISCELLANEOUS

(a) All ad valorem taxes due prior to the Effective Date attributable to the Property will be paid by Assignor. All ad valorem taxes due after the Effective Date and any sales tax, use tax, or other tax, license, permit or fee which may be applicable to this Assignment shall be borne by Assignee.

(b) This Assignment constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to the subject matter hereof.

(c) The parties agree to do such further acts or execute such further documents as may be required to effectuate the terms of this Assignment.

(d) If any provision of this Assignment is held invalid, such invalidity shall not affect the remaining provisions.

(e) This Assignment cannot be modified or amended except by a written instrument duly executed by Assignor and Assignee.

(f) This Assignment and the legal relations among the parties hereto shall be governed and construed in accordance with the laws of the State of Texas.

(g) Captions have been inserted for reference purposes only and shall not define or limit the terms of this Assignment.

Well Name: Worsham

(h) This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The terms, conditions and exceptions contained herein shall constitute covenants running with the Property and shall be binding upon and for the benefit of the respective successors and assigns of Assignor and Assignee.

(i) It is the intent of this Assignment to convey to Assignee, subject to the conditions herein contained, all of Assignor’s right, title and interest on the Effective Date in and to the Property regardless, as to the description of the Property, of the omission of any lease or leases, errors in description, any incorrect or misspelled names or any transcribed or incorrect recording references.

(j) In addition to being made subject to all conveyances, reservations and exceptions or other instruments or record, this Assignment is made and Assignee hereby accepts this Assignment subject to all terms, provisions, covenants, conditions, obligations and agreements, including but not limited to the plugging responsibility for any well, surface restoration, or preferential purchase rights, contained on any Contracts existing as of the Effective Date of this Assignment and affecting the Property whether or not recorded.

(k) Assignee agrees to carry out all of the express and implied undertakings contained in the Lease and imposed on the original Lessee and to hold Assignor harmless against Assignee’s failure to comply with the terms of the Lease.

(k) This Assignment may be executed in any number of counterparts, and each counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one Assignment. Assignor and Assignee have each retained a counterpart of this Assignment with complete exhibits.

IN WITNESS WHEREOF, this Assignment is entered into and executed in triplicate originals, after a reading of the whole and in the presence of the undersigned competent witnesses on the dates indicated below.

ASSIGNOR: James R. Williams, Jr.

By:	/s/ James R. Williams, Jr.
James R. Williams, Jr.

State of Texas	§
§
County of Titus	§

This instrument was acknowledged before me on the 15th day of August, 2003, by James R. Williams, individual, on behalf of himself.

/s/ Ester Ramirez
Notary Public, State of Texas
Printed Name: Ester Ramirez
Commission Expires: 4-25-06

By:	/s/ James R. Williams, Jr.
James R. Williams, Jr.
Individual

Well Name: Worsham

EXHIBIT A

Attached to and made a part of that certain Assignment and Bill of Sale dated effective July 15, 2003, by and between James R. Williams, Jr., Individual, as Assignor, assigning all of their right, title and interest, subject to the reservations outlined in said Assignment and Bill of Sale, in and to the Worsham Lease, Hopkins, Texas. The lease(s) described below are subject to any and all contracts, agreements, burdens and encumbrances concerning or affecting the leases and lands described below.

Reference in this Exhibit “A” to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references herein are to official real property records in the county or counties where the lands covered by the leases or other instruments are located and in which oil, gas and mineral lease(s) or assignments or other instruments are or in the past have been customarily recorded, whether Deed Records, Oil and Gas Lease Records or other records.

In the event a lease described on this Exhibit “A” has been ratified, amended or extended or renewed, the ratification, amendment, extension or renewal shall become part of Exhibit “A” regardless of whether said ratification, amendment, extension or renewal is listed hereon.

In the event a lease, or portion thereof, described on Exhibit “A” has expired under its own terms, or has been release, then in such extent this lease, or a portion thereof, whether included on Exhibit “A” or not shall cease to become a part of Exhibit “A”.

It is the Assignor’s intent to convey its entire right, title and interest in and to the Oil and Gas Lease(s) and or mineral interests as described in this Exhibit “A” only as they pertain to the well(s) as listed herein unless otherwise noted.

The lease(s) and lands or mineral interests described in this Exhibit “A” are subject to all other contracts, agreements, burdens or encumbrances concerning or affecting the described lease(s) and lands and any other restrictions described therein.

LESSOR:	J.E. Worsham, et ux
LESSEE:	E.I. Boyd
EFFECTIVE DATE:	November 18, 1935
RECORDED BOOK / PAGE:	26 / 170
DESCRIPTION:	From the surface of 5,000 feet or 150 feet below the base of the Paluxy
Sand, whichever is greater, being the entirety of James R. Williams, Jr.’s interest.